UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):  June 29, 2009  (June 26, 2009)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

 Item 1.01.  Entry Into a Material Definitive Agreement.

On June 26, 2009 (the “Effective Date”), Rexahn Pharmaceuticals, Inc., a Delaware corporation (“Rexahn”), entered into a Research and Exclusive License Option Agreement (the “Research Agreement”) and a related Securities Purchase Agreement (the “Purchase Agreement”) with a top 20 global pharmaceuticals company (the “Partner Co.”).  The agreements provide for the development of a compound known as RX-3117, which is a small molecule, new chemical entity  or “NCE”, nucleoside compound that has an anti-metabolite mechanism of action, and has therapeutic potential in a broad range of cancers including colon, lung and pancreatic cancer.

The obligation of the Partner Co. to proceed with the transaction is subject to its satisfaction with its ongoing due diligence activities and to the satisfaction of other customary conditions.  Assuming that the Partner Co. elects to proceed, then Rexahn will receive up front payments in the form of an equity investment pursuant to the Purchase Agreement and, assuming the license option is exercised, will be eligible to receive development, regulatory and sales milestone payments pursuant to the Research Agreement.  In addition, Rexahn will receive royalties on net sales worldwide.  Additional financial terms of the transaction were not disclosed.

A copy of the Research Agreement is filed as Exhibit 10.1 to this current report, the contents of which are incorporated herein by reference.

A copy of the Purchase Agreement is filed as Exhibit 10.2 to this current report, the contents of which are incorporated herein by reference.

A copy of the press release Rexahn issued with respect to the execution of the Research Agreement and Purchase Agreement is furnished with this current report as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Partner Co. has the option to purchase up to an aggregate of approximately $4,750,000 of Rexahn’s common stock, par value $0.0001 per share, in two tranches.  If the Partner Co. exercises such option with respect to the first tranche, it will acquire $3,500,000 of common stock.  If the Partner Co. exercises the option with respect to the second tranche, it will acquire up to approximately $1,250,000 of common stock.  The exact amount of the second tranche will depend on the amount of funding anticipated to be required to complete the development of RX-3117.  If after the closing of the second tranche the parties determine that additional funding is required to complete the development of RX-3117, then the Partner Co. will provide the additional funding required for such purpose, in consideration for which Rexahn would issue additional shares of its common stock.  The price for any common stock purchased in the first and second tranches by the Partner Co. pursuant to the Purchase Agreement will equal 120% of the closing price of the common stock on the last trading day prior to the relevant date of purchase; provided, however, that if the number of shares subject to purchase by the Partner Co. upon exercise of either option would exceed 7% of the total outstanding common stock upon the effectiveness of the relevant purchase, the aggregate purchase price shall remain the same, but the number of shares subject to purchase will be reduced so as not to exceed such amount.

The shares of Rexahn’s common stock that may be purchased by the Partner Co. pursuant to the Purchase Agreement will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) thereof as a transaction to an accredited investor not involving a public offering.  The Partner Co. represented its intention to acquire the common stock for investment only and not with a view to or for sale in connection with any distribution thereof, and an appropriate legend will be affixed to the share certificates issued to the Partner Co.

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Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Research and Exclusive License Option Agreement, dated as of June 26, 2009, by and between Rexahn Pharmaceuticals, Inc. and the license optionee named therein.

10.2*	Securities Purchase Agreement, dated as of June 26, 2009, by and between Rexahn Pharmaceuticals, Inc. and the purchaser named therein.

99.1	Press release dated June 29, 2009.

*
Rexahn Pharmaceuticals, Inc. has applied for confidential treatment of certain provisions of this exhibit with the SEC.  The confidential portions of this exhibit are marked by an asterisk and have been omitted and filed separately with the SEC pursuant to Rexahn’s request for confidential treatment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:    June 29, 2009

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EXHIBIT INDEX

Exhibit Number	Description

10.1*	Research and Exclusive License Option Agreement, dated as of June 26, 2009, by and between Rexahn Pharmaceuticals, Inc. and the license optionee named therein.

10.2*	Securities Purchase Agreement, dated as of June 26, 2009, by and between Rexahn Pharmaceuticals, Inc. and the purchaser named therein.

99.1	Press release dated June 26, 2009.

*
Rexahn Pharmaceuticals, Inc. has applied for confidential treatment of certain provisions of this exhibit with the SEC. The confidential portions of this exhibit are marked by an asterisk and have been omitted and filed separately with the SEC pursuant to Rexahn’s request for confidential treatment.